EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-75378 of Calavo Growers, Inc. on Form S-8 of our report dated January 25, 2002 which expresses an unqualified opinion but contains explanatory paragraphs relating to the restatement discussed in Note 14, and the common control merger, appearing in this Annual Report on Form 10-K for the year ended October 31, 2001.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Costa Mesa, California
January 25, 2002